SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2004

RENT-WAY, INC.
 (Exact name of registrant as specified in its charter)

Pennsylvania	0-22026	25-1407782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One RentWay Place, Erie, Pennsylvania		16505
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (814) 455-5378

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On March 4, 2004, Rent-Way, Inc. amended its 2004 Stock Option Plan (the "Plan") to reduce the authorized number of shares of its common stock issuable pursuant to the exercise of stock options granted under the Plan from 2,000,000 shares to 1,700,000 shares. Rent-Way will present the Plan, in its amended form, to its shareholders for approval at its upcoming Annual Meeting of Shareholders to be held on Wednesday, March 10, 2004 at 10:00 a.m. at the Clarion Hotel located at 2800 West Eighth Street, Erie, Pennsylvania 16505. Any questions regarding the amendment of the Plan should be directed to William E. Morgenstern, Rent-Way's Chairman and Chief Executive Officer at One RentWay Place, Erie, Pennsylvania 16505, telephone number: (814) 455-5378.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 4, 2004	By:	/S/ WILLIAM A. MCDONNELL
William A. McDonnell
Vice President and Chief Financial Officer